HANCOCK FABRICS, INC.                                                 EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)

- -------------------------------------------------------------------------------------------------
(dollars in thousands, except for
 per share amounts)
                                                                        Thirteen Weeks Ended
                                                                  -------------------------------
                                                                   April 28,            April 30,
                                                                     1996                 1995

- -------------------------------------------------------------------------------------------------
Primary earnings per share

 Net earnings                                                     $    1,636           $    1,298
                                                                  ==========           ==========

 Weighted average number of common shares                         21,488,531           21,452,225
  outstanding during period

 Additional shares attributable to common
  stock equivalents                                                  306,211              159,612

 Shares attributable to tax effect of restricted stock
  and related deferred compensation                                 (317,318)            (439,879)
                                                                  ----------           ----------

                                                                  21,477,424           21,171,958
                                                                  ==========           ==========

 Earnings per share                                               $     0.08           $     0.06
                                                                  ==========           ==========

- -------------------------------------------------------------------------------------------------

Fully diluted earnings per share

 Net earnings                                                     $    1,636           $    1,298
                                                                  ==========           ==========

 Weighted average number of common shares
  outstanding during period                                       21,488,531           21,452,225

 Additional shares attributable to common
  stock equivalents                                                  422,454              159,590

 Shares attributable to tax effect of restricted stock
  and related deferred compensation                                 (281,093)            (439,879)
                                                                  ----------           ----------

                                                                  21,629,892           21,171,936
                                                                  ==========           ==========

 Earnings per share                                               $     0.08           $     0.06
                                                                  ==========           ==========